Exhibit 2.2

Dated 29 June 2026

INEOS CALABRIAN HOLDINGS LIMITED
and
INEOS CALABRIAN CANADA HOLDINGS LIMITED
and
INEOS ENTERPRISES HOLDINGS LIMITED
and
ECOVYST INC
and
NEW STRUCTURE SUBCO INC
and
EV INDUSTRIAL CHEMICAL SUBSIDIARY HOLDINGS INC.

DEED OF AMENDMENT

Exhibit 2.2

Exhibit 2.2

DEED OF AMENDMENT
THIS DEED OF AMENDMENT is made as a deed on 29 June 2026 (the “Deed”) between:
(1)INEOS CALABRIAN HOLDINGS LIMITED, a company incorporated in England and Wales with registered number 10651224 and having its registered office at 38 Hans Crescent, Knightsbridge, London, SW1X 0LZ (“US Seller”),
(2)INEOS CALABRIAN CANADA HOLDINGS LIMITED, a company incorporated in England and Wales with registered number 10654440 and having its registered office at 38 Hans Crescent, Knightsbridge, London, SW1X 0LZ (“Canadian Seller” and together with the US Seller, the “Sellers”);
(3)INEOS ENTERPRISES HOLDINGS LIMITED, a company incorporated in England and Wales with registered number 09328837 and having its registered office at 38 Hans Crescent, Knightsbridge, London, SW1X 0LZ (“Sellers’ Guarantor”);
(4)NEW STRUCTURE SUBCO INC., a corporation incorporated under the laws of the state of Delaware with its registered office at 850 New Burton Road, Suite 201, Dover, Delaware, 19904, County of Kent, United States of America (the “US Purchaser”);
(5)EV INDUSTRIAL CHEMICAL SUBSIDIARY HOLDINGS INC., a corporation incorporated under the federal laws of Canada and having its registered office at 40 Temperance Street, Suite 2700, Toronto, ON M5H 0B4 (“Canadian Purchaser” and together with the US Purchaser, the “Purchasers”); and
(6)ECOVYST INC, a corporation incorporated under the laws of the state of Delaware with its registered office at 850 New Burton Road, Suite 201, Dover, Delaware, 19904, County of Kent, United States of America (the "Purchasers’ Guarantor").
WHEREAS:
(7)The Sellers, the Purchasers, the Sellers’ Guarantor and the Purchasers’ Guarantor (together the “Parties”) are party to a share purchase agreement dated 1 May 2026 pursuant to which the Purchasers have agreed to buy, and the Sellers have agreed to sell, the entire issued share capital of INEOS Calabrian Holdings Corp. and INEOS Calabrian Corporation Canada, Inc. (the “Original SPA”).
(8)Following Completion, it is contemplated that the Purchasers’ Group will implement the Amalgamation. The Parties have agreed to amend the Original SPA on the terms set out in this Deed in order to, amongst other things, record how the Parties intend the Original SPA should be interpreted following the implementation of the Amalgamation.
IT IS AGREED AS FOLLOWS:
1.DEFINITIONS AND INTERPRETATION
All capitalised terms used but not defined in this Deed shall have the meaning given to such terms in the Original SPA.

Exhibit 2.2

2.AMENDMENTS TO THE ORIGINAL SPA
2.1In consideration of the Parties continuing to work towards Completion, the Parties hereby agree, pursuant to and in accordance with Clause 25.4 (Waiver and Variation) of the Original SPA, that, with effect from the date of this Deed, the Original SPA shall be amended such that:
2.1.1the following definition is hereby inserted into clause 1.1 of the Original SPA immediately after the definition of Agreed Announcements:
“Amalgamation” means the implementation of the following steps by the Purchasers following Completion:
(i)the US Target will merge with and into the US Purchaser; and
(ii)the Canadian Purchaser and the Canadian Target will amalgamate and continue as one corporation;”
2.1.2clause 4.2(vii) of the Original SPA is hereby amended as follows:
“(vii)    the declaration, authorisation or making of any dividend or distribution (whether in cash or in kind) by any member of the Group to any member of the Group or any member of the Retained Group, provided that following such payment each member of the Group retains sufficient level of Cash to continue trading in the short term in the Ordinary Course of Business, and in any event no such payment shall be made unless the Canadian Target will have at least $500,000 (five hundred thousand dollars) (or the equivalent value in Canadian dollars) in Cash and the ~~US Target~~ Subsidiary will have at least $1,500,000 (one million five hundred thousand dollars) in Cash, in each case immediately after any such payment is made;”;
2.1.3clause 4.3 of the Original SPA is hereby amended as follows:
“4.3    In the event the consent of the Purchasers is required under clause ~~4.2~~ 4.1, the Sellers or any member of the Group may seek consent by written notice delivered by e-mail to the Purchasers’ Representative:…”
2.1.4the following new clause 23.4 is hereby inserted into the Original SPA immediately following clause 23.3 of the Original SPA:
“ 23.4 References in this Agreement to a Target or a Purchaser shall, unless the context otherwise requires, be construed so as to include that person's permitted assigns (being any person to whom rights have been validly assigned in accordance with this clause 23) and, with effect from the implementation of the relevant Amalgamation, any entity which succeeds to all or substantially all of the rights and obligations of that person by operation of law pursuant to the relevant Amalgamation, provided that nothing in this clause shall be construed as permitting any assignment, transfer, or novation not otherwise expressly permitted under this Agreement.”
2.1.5row 1 of the table at Schedule 1 of the Original SPA is hereby be amended as follows:

Exhibit 2.2

INEOS Calabrian Holdings Limited	38 Hans Crescent, Knightsbridge, London, England, SW1X 0LZ	10651224	One hundred per cent. (100%) of the issued share capital of INEOS Calabrian Holdings Corp. (being 34,991 ordinary shares of $0.0001 each in issue at the date of this Agreement and 20,000 ordinary shares of $0.0001 each in issue at Completion)	US Purchaser	55%

2.1.6paragraph 1(A) of Part A of Schedule 3 of the Original SPA is hereby amended as follows:
“(A)    ~~stock certificates evidencing the Shares of the US Target, duly endorsed to the US Purchaser or accompanied by~~ duly executed stock powers in form and substance satisfactory to the US Purchaser (or an indemnity in lieu thereof in a form to be agreed between the Sellers’ Representative and the Purchasers’ Representative, each acting reasonably);”;
2.1.7paragraph 1(B) of Part A of Schedule 3 of the Original SPA is hereby amended as follows:
“(B)    duly executed stock transfer powers or other instruments of transfer from the Canadian Seller in respect of the Shares in the Canadian Target in favour of the Canadian Purchaser~~, together with the share certificates (if any) representing the Shares in the Canadian Target~~;”;
2.1.8paragraph 4(B) of Part A of Schedule 3 of the Original SPA is hereby amended as follows:
“(B)    subject to each Purchaser complying in all respects with its obligations in Part B of the Schedule, each of the persons nominated by the Purchasers (if any) at least ten (10) Business Days prior to Completion shall be appointed directors and/or secretary, as the Purchasers shall direct, such appointments to take effect immediately after Completion; and”;
2.1.9paragraph 4(C) of Part A of Schedule 3 of the Original SPA is hereby amended as follows:
“(C)    the resignations of the directors and secretary referred to in paragraph 3 above shall be tendered and accepted so as to take effect at Completion and each of the persons tendering their resignation shall deliver to the relevant member of the Group a resignation letter in a form to be agreed between the Sellers’ Representative and the Purchasers’ Representative, each acting reasonably)

Exhibit 2.2

including an acknowledgement ~~executed as a deed~~ that they have no claim against any member of the Group for breach of contract, compensation for loss of office, redundancy or unfair dismissal or on any other account whatsoever and that no agreement or arrangement is outstanding under which any member of the Group has or could have any obligation to them,”;
2.1.10paragraph 2(D) of Part B of Schedule 3 of the Original SPA is hereby amended as follows:
“(B)    all “KYC” information, consent to act and such other documents under applicable law for the appointment of each new director to the board of directors (if any) and each new executive officer of the members of the Group (if any) (as relevant); and”;
2.1.11paragraph 7.1(B) of Schedule 6 of the Original SPA is hereby amended as follows:
“(B) any voluntary act, omission, transaction, or arrangement carried out by a Purchaser or any other member of the Purchasers’ Group or on behalf of any of the same or by persons deriving title from any of the same, in each case on or after Completion (including, for the avoidance of doubt, in respect of the Amalgamation) otherwise than that which is undertaken:
(i)in order to comply with applicable laws and regulations or with generally accepted accounting practice or principles (including the provision or disclosure of any information to any Tax Authority);
(ii)in the Ordinary Course of Business as at the date of Completion;
(iii)pursuant to a legally binding obligation created, incurred or entered into by the Group prior to Completion; or
(iv)at the written request of any member of the Retained Group (and, for the avoidance of doubt, nothing in this Agreement is an express, implied or deemed request or consent in relation to the Amalgamation); or”
2.1.12paragraph 12(E) of Schedule 6 of the Original SPA is hereby amended as follows:
“(E) that Tax liability would not have arisen but for a transaction, action or omission carried out, effected or made by a member of the Group or any other member of the Purchasers’ Group at any time after Completion (including, for the avoidance of doubt, in respect of the Amalgamation), which the member of the Group or other member of the Purchasers’ Group is, or should reasonably be, aware will give rise to, or increase, the Tax liability in question, other than any such transaction, action or omission which is required by law or which is carried out, effected or made:
(i)under a legally binding commitment of a member of the Group created prior to Completion; or
(ii)in the ordinary and usual course of the business as carried on by a member of the Group prior to Completion; or

Exhibit 2.2

(iii)at the written request or with the written consent of any member of the Retained Group (and, for the avoidance of doubt, nothing in this Agreement is an express, implied or deemed request or consent in relation to the Amalgamation); or
(iv)which a member of the Group or a member of the Purchasers’ Group was required to carry out pursuant to this Agreement; or”
2.1.13table 1 in Part A of Attachment 1 is hereby deleted in its entirety and replaced by the table set out in Exhibit 1 to this Deed; and
2.1.14table 1 in Part B of Attachment 1 is hereby deleted in its entirety and replaced by the table set out in Exhibit 2 to this Deed.
3.GENERAL
3.1This Deed is supplemental to the Original SPA and shall be read and construed as one instrument together with the Original SPA and any other amendments to the Original SPA. Except as expressly amended by this Deed, the Original SPA will continue in full force and effect and will be interpreted accordingly.
3.2This Deed does not release any Party from any breaches of the Original SPA existing at the date of this Deed or affect any existing rights that have accrued under the Original SPA prior to the date of this Deed. Any obligations on any Party that are required to be performed under the Original SPA and that have already been performed prior to the date of this Deed do not need to be re-performed by such Party.
3.3Unless expressly amended pursuant to this Deed, where any dates or periods of time under the Original SPA are calculated by reference to the date of the Original SPA, those periods of time or dates will continue to be calculated by reference to the date of the Original SPA (which is 1 May 2026).
3.4This Deed may be executed in any number of counterparts. Each counterpart shall constitute an original of this Deed but all the counterparts together shall constitute but one and the same instrument.
3.5The interpretation provisions and the provisions of Clauses 20 (Remedies and waivers), 23 (Assignment), 25.1 and 25.4 (Entire Agreement and Variations), 26 (Notices), 31 (Costs and expenses, VAT and stamp taxes), 33 (Invalidity), 35 (Choice of governing law) and 36 (Arbitration) of the Original SPA (as amended by this Deed) apply to this Deed as if those provisions had been set out expressly in this Deed, the necessary changes having been made.

[Signature pages to follow]

Exhibit 2.2

IN WITNESS of which this agreement is executed and delivered as a deed by the parties on the date shown above.

EXECUTED as a DEED by ROBERT MACE as attorney for INEOS CALABRIAN HOLDINGS LIMITED	) ) ) ) ) ) ) /s/ Robert Mace___________________________
In the presence of:	Robert Mace as attorney for INEOS Calabrian Holdings Limited
Witness Signature:	_/s/ Joel While________________________
Witness Name: Witness Address:	____Joel While_______________________ _[***]______________________________
___________________________________
___________________________________
Witness Occupation:	_Trainee Solicitor_____________________

[Project Noble – SPA Amendment Deed – Signature Page]

Exhibit 2.2

EXECUTED as a DEED by ROBERT MACE as attorney for INEOS CALABRIAN CANADA HOLDINGS LIMITED	) ) ) ) ) ) ) _/s/ Robert Mace_______________________
In the presence of:	Robert Mace as attorney for INEOS Calabrian Canada Holdings Limited
Witness Signature:	_/s/ Joel While________________________
Witness Name: Witness Address:	____Joel While_______________________ _[***]______________________________
___________________________________
___________________________________
Witness Occupation:	_Trainee Solicitor_____________________

[Project Noble – SPA Amendment Deed – Signature Page]

Exhibit 2.2

EXECUTED as a DEED by ROBERT MACE as attorney for INEOS ENTERPRISES HOLDINGS LIMITED	) ) ) ) ) ) ) /s/ Robert Mace________________________
In the presence of:	Robert Mace as attorney for INEOS Enterprises Holdings Limited
Witness Signature:	_/s/ Joel While________________________
Witness Name: Witness Address:	____Joel While_______________________ _[***]______________________________
___________________________________
___________________________________
Witness Occupation:	_Trainee Solicitor_____________________

EXECUTED as a DEED by ECOVYST INC by	) ) ) ) ) ) ) /s/ Kurt Bitting_______________________
Name: Kurt Bitting Title: Chief Executive Officer

EXECUTED as a DEED by NEW STRUCTURE SUBCO INC by	) ) ) ) ) ) ) /s/ Kurt Bitting______________________
Name: Kurt Bitting Title: President
[Project Noble – SPA Amendment Deed – Signature Page]

Exhibit 2.2

EXECUTED as a DEED by EV INDUSTRIAL CHEMICAL SUBSIDIARY HOLDINGS INC. by	) ) ) ) ) ) ) /s/ Kurt Bitting___________________
Name: Kurt Bitting Title: President

[Project Noble – SPA Amendment Deed – Signature Page]

Exhibit 2.2

Exhibit 1
1.INEOS Calabrian Holdings Corp.

1.	Registered number	4965034
2.	Date of incorporation	6 April 2011
3.	Place of incorporation	Delaware, USA
4.	Address of registered office	1209 Orange Street, Wilmington DE 19801, United States
5.	Class of company	Corporation
6.	Authorised share capital (if any)	USD 8
7.	Contribution (at the date of this Agreement)	34,991 shares of USD 0.0001 each
8.	Contribution (at Completion)	20,000 shares of USD 0.0001 each
9.	Details of any person with significant control	INEOS Calabrian Holdings Limited 10651224
10.	Members:	Full name	Registered address	Shares held (number and class)
		INEOS Calabrian Holdings Limited	38 Hans Crescent, Knightsbridge, London, England, SW1X 0LZ	34,991 shares of USD 0.0001 each (at the date of this Agreement) 20,000 shares of USD 0.0001 each (at Completion)
11.	Directors	Full name	Service address	Nationality
		Ben Edwards	[***]	British
		Rebecca Gray	[***]	American
		Elizabeth Keeneth	[***]	American
12.	Company secretary:	Full name	Service address
		Rebecca Gray	[***]
13.	Tax residence	US
14.	US Tax Status	C Corporation

Exhibit 2.2

Exhibit 2
1.INEOS Calabrian Corporation

1.	Registered number	2133084
2.	Date of incorporation	24 July 1987
3.	Place of incorporation	Delaware, United States
4.	Address of registered office	1209 Orange Street, Wilmington DE 19801, United States
5.	Class of company	Corporation
6.	Authorised share capital (if any)	USD 20,000
7.	Issued share capital (at the date of this Agreement)	532,545 shares of USD 0.01 each
8.	Issued share capital (at Completion)	304,389 shares of USD 0.01 each
9.	Details of any person with significant control	Not applicable
10.	Members:	Full name	Registered address	Shares held (number and class)
		INEOS Calabrian Holdings Corp.	[***]	532,545 shares of USD 0.01 each (at the date of this Agreement). 304,389 shares of USD 0.01 each (at Completion)
11.	Directors:	Full name	Service address	Nationality
		Rebecca Gray	[***]	American
		Elizabeth Keeneth	[***]	American
12.	Company secretary:	Full name	Service address
		Rebecca Gray	[***]
13.	Tax residence	US
14.	US Tax Status	C Corporation